GENERAL AGREEMENT

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GENERAL AGREEMENT
                                                                              2.

                                TABLE OF CONTENTS

CLAUSE 1       Preparation of the GSM Offer
CLAUSE 2       Consortium Council and Consortium Executive Committee
CLAUSE 3       Creation of the Company
CLAUSE 4       Expenses incurred prior to the registration of the Company
CLAUSE 5       Financing of the Company's activities
CLAUSE 6       Board of Directors
CLAUSE 7       Share Transfer
CLAUSE 8       Conduct of Business
CLAUSE 9       Exclusivity
CLAUSE 10      Confidentiality
CLAUSE 11      Effective Date - Duration
CLAUSE 12      Assignment
CLAUSE 13      Representation and Warranties
CLAUSE 14      Governing Law
CLAUSE 15      Arbitration
CLAUSE 16      Notices
CLAUSE 17      Entire Agreement
CLAUSE 18      Modifications of this General Agreement
CLAUSE 19      Waiver
CLAUSE 20      Severability

                                     ANNEXES

Annex 1        Company Agreement (with Articles of Association)
Annex 2        Business Plan
Annex 3        Preliminary Budget
Annex 4        Shareholding Structure of the Parties


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GENERAL AGREEMENT
                                                                              3.

THIS GENERAL AGREEMENT (the "General Agreement") is entered into on 26 September, 1996, by and among:

1. FRANCE TELECOM MOBILES INTERNATIONAL, a joint stock company duly organised and existing under the laws of France, having its main offices at 41/45 Boulevard Romain Rolland, 75672 - Paris, France, duly represented by Mrs Chantal Crave, hereinafter called "FTMI";

2 TOMEN TELECOM PROJECT (ROMANIA) Co SRL, a limited liability company, duly organised and existing under the laws of Romania, having its registered offices at "Diplomat Hotel", Ap. 114, Str. Sevastopol 13-17, Sector 1, Bucharest, registered with the Register of Commerce of Bucharest under no. J 40/25646/1993, duly represented by Mr. Shinichiro Hisatorni, hereinafter called "Tomen";

3. ALCATEL NETWORK SYSTEMS ROMANIA, a joint stock company duly organised and existing under the laws of Romania, having its registered offices at St. Gh. Lazar 9, 1900 Timisoara, registered with the Timisoara Register of Commerce under no. 35/3345/91, duly represented by Mr. Dan Bedros, hereinafter called "Alcatel Romania";

4. MBL COMPUTERS SRL (trading as Computerland), a limited liability company duly organised and existing under the laws of Romania, having its registered offices at 15 Bulevardul Unirii, Sector 5, Bucharest, registered with the Bucharest Register of Commerce under no. J40/6119/91, duly represented by Mr. Nicolae Badea, President, hereinafter called "Computerland";

5. RADCOM SRL, a limited liability company duly organised and existing under the laws of Romania, having its registered offices at 2-4 Calea Herastrau Street, Bucharest, registered with the Register of Commerce of Bucharest under no. J40/10148/08.04.1993, duly represented by Mr. Gabriel Dogaru, President, hereinafter called "Radcom";

6. MEDIACOM 95, a limited liability company duly organised and existing under the laws of Romania, having its registered offices at 155 Calea Victoriei, bloc D1, sector 1, Bucharest, registered with the Register of Commerce of Bucharest under no. J/40/1751/1995, duly represented by Mr. Liviu Gheorghe, hereinafter called "Mediacom"; and

7. UNIMEDIA SRL, a limited liability company duly organised and existing under the laws of Romania, having its registered offices at 155, Calea Victoriei, Sector 1, Bucharest, registered with the Register of Commerce of Bucharest under no. J40/1592/1995, duly represented by Mr. Dean Chisiu, hereinafter called "Unimedia"; and

Each a "Party" and together the "Parties".

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GENERAL AGREEMENT
                                                                              4.

1. In June 1996, the Ministry of Communications of Romania (the "Ministry") issued a tender for the award of a licence (the "Licence") to install and operate a GSM cellular network in Romania.

2. It is not a requirement tender instructions issued by the Ministry that the "corporate body" that will operate the GSM network be already established and registered at the time of submission of the offer (the "GSM Offer") sent in response to the tender issued by the Ministry. Under the tender instructions, the Corporate Body may be established "after winning the tender but before granting of the Licence".

3. The Parties wish to (i) jointly prepare and submit a GSM Offer to the Ministry and (ii) should the Licence be awarded to them, establish between themselves a Romanian joint stock company (the "Company") to implement the Licence.

4. The Parties wish to set out in this General Agreement (i) the conditions under which the GSM Offer will be prepared and, as the case may be, the Licence will be negotiated with the Ministry, (ii) the respective obligations of the Parties with respect to the establishment and financing of the Company, and (iii) the terms and conditions under which the Company shall perform the Licence.

NOW, IT IS HEREBY AGREED AS FOLLOWS:

CLAUSE 1. PREPARATION OF THE GSM OFFER

1.1 The Parties hereby agree to co-operate on a mutual and exclusive basis with each other in the preparation and submission of the GSM Offer and to share all information in connection therewith. The GSM Offer will be submitted in the joint names of the Parties acting as a group of companies (the "Consortium") but on behalf of the Company to be established pursuant to this General Agreement.

1.2 The Parties acknowledge that FTMI has set up a project team (the "Project Team") for the purposes of preparing the GSM Offer, and agree to co-operate and liaise with the Project Team forthwith after execution of this General Agreement, in order to have the GSM Offer documents substantially completed and agreed upon in due time, so that they can be filed with the Ministry by the 26th September, 1996 (the "Deadline").

      Such co-operation shall include, in particular, but shall not be limited to,

      (a) the timely delivery to the Project Team (in English or Romanian, as appropriate) of any document or information which may be reasonably required from that Party in connection with the preparation of the GSM Offer;

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GENERAL AGREEMENT
                                                                              5.

      (b) providing general support to the Project Team by sharing the respective information, skills and expertise they possess and which are needed for preparing the GSM Offer; and

      (c) each Party making representatives available in FTMI's offices in Paris, from 23 September, 1996 to the Deadline, in order to act on behalf of and represent that party on any matter relating to the GSM Offer and the implementation of this General Agreement.

1.3 The GSM Offer documents will be made available at FTMI's offices in Paris from 21st September, 1996 for review by the Parties. The Parties will be permitted to review the documents but not to make any copy thereof.

1.4 The business plan (the "Business Plan") in relation to the implementation of the License, attached hereto as Annex 2, is agreed by the Parties. Any material change shall require the approval of the Consortium Council to be set up under Clause 2 below. For the purposes of this General Agreement, "material change" shall mean any change which would result in an increase in the cash flow requirements of the Company over the following 3 years. However, for the avoidance of doubt, pursuant to Clause 5.1, no shareholder shall be obliged to subscribe to any increase in the capital of the Company to the extent that such increase would result in the Company's capital exceeding the equivalent in Lei of US $ 160 million and no shareholder shall be under any obligation to advance sums or grant any shareholder's loan to the Company.

1.5 Alcatel Romania hereby undertakes to instruct Bancorex to issue the bank guarantee of US $ 100,000 required under the tender documentation to accompany the GSM Offer.


CLAUSE 2  CONSORTIUM COUNCIL AND CONSORTIUM EXECUTIVE COMMITTEE

2.1 Pending the registration of the Company, the Consortium shall be represented and managed by the Consortium Council and the Executive Committee, as defined hereafter.

2.2 The Consortium Council shall consist of a representative of each Party, each having a number of votes equal to the percentage of its prospective participation (the "Prospective Participation") in the Company as set forth in Article 6 of the Articles of Association.

      Consortium Council meetings shall be held whenever requested by the Executive Committee or any Party. Written notice of any Consortium Committee meeting shall normally be given 4 days in advance of the date on which the meeting is scheduled. Written notice may validly be sent by facsimile. Other procedural matters shall generally be subject to the rules laid down in Articles 12 and 13 of the Articles of Association except that the Consortium Council will be chaired by any member of the Executive Committee.


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GENERAL AGREEMENT
                                                                              6.

      The authority of the Consortium Council shall extend to all matters relating to the GSM Offer and to the implementation of this General Agreement. In particular, the Consortium Council shall

      (a)   supervise the Executive Committee;

      (b) define the strategy of the Consortium in relation to (i) the preparation of the GSM Offer, (ii) marketing and commercial action and (iii), as the case may be, the conduct of negotiations with the Ministry;

      (c) approve the common expenses to be incurred on behalf of the Consortium in relation to the GSM Offer and the implementation of this General Agreement;

      (d) delegate such authority to the Executive Committee as shall be necessary for the proper representation of the Consortium,

      (e) approve all contracting obligations to be entered into by the Executive Committee on behalf of the Consortium; and

      (g) decide on all other matters in relation to the GSM Offer and the implementation of this General Agreement.

      Decisions of the Consortium Council shall require the affirmative vote of at least 90 % of the Prospective Participation of the Parties.

2.3 The Executive Committee shall consist of two persons, one being appointed by FTMI and the other by the other Parties. Each Executive Member shall have an alternate to attend and vote at Executive Committee meetings or to sign on his behalf, in the event of his absence.

      FTMI hereby appoints Mrs. Chantal CRAVE as Executive Committee member, her alternate being Mr. Baudoin ROGER. The other Parties appoint Mr. Adrian SARBU as Executive Committee member, his alternate being Mr. Nicolae BADEA.

      The Executive Committee members shall act jointly, except as may be specifically otherwise decided by the Consortium Council.

      The Executive Committee is authorised to represent the Consortium vis a vis third parties but only within the limits set by the Consortium Council or this General Agreement. The Executive Committee shall report regularly to the Consortium Council. In general, the Executive Committee shall supervise the preparation of the GSM Offer, provide guidance to the Project Team and monitor its progress, conduct negotiations with the Ministry and undertake all activities and actions necessary to implement decisions of the Consortium Council.

      The Executive Committee may delegate part of its powers to any officer appointed by it for this purpose.

      The Parties hereby grant the Executive Committee the following powers:

      (a) the Executive Committee shall be authorised to sign and submit the GSM Offer on behalf of the Parties provided no material change (as this expression is defined in Clause 1.4 above) is made to the Business Plan;

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GENERAL AGREEMENT
                                                                              7.

      (b) the Executive Committee shall be authorised to approve common expenses to be incurred on behalf of the Consortium up to a maximum aggregate of US $ 4 million.

2.4 Except as otherwise expressly provided in this General Agreement, all decisions pertaining to the purposes of this General Agreement that are approved by the Consortium Council or, where appropriate, by the Executive Committee, shall be binding upon the Parties and no Party shall have any authority to make any decision pertaining to the purposes of this General Agreement without the consent of the Consortium Council or, where appropriate, the Executive Committee.

CLAUSE 3  CREATION OF THE COMPANY

3.1 The Parties agree and undertake to have the Company established and incorporated as soon as possible after the date (the "Adjudication Date") of the official announcement by the Ministry of the award of the Licence to the Company.

      In this respect the Parties agree to perform the following actions, as soon as possible and in any event no later than 15 days after the Adjudication Date:

      (i) to execute the Company Agreement, in the form attached hereto as Annex 1 and, as required by law, before a public notary, together with the Articles of Association attached to the Company Agreement and any other documents which may be reasonably necessary in connection with the registration of the Company at the commercial registry;

      (ii) to subscribe the amount of the capital in the proportion and in the amounts set out in Article 6 of the Articles of Association by crediting their respective amounts of the capital to the account opened in the name of the Company with Societe' Generale in Romania; and

      (iii) to take such other action or to sign such other documents as shall be reasonably necessary in order to have the Company fully incorporated and registered.

      The Parties shall cause the Company to take over all and any obligations incurred by the Consortium in accordance with the provisions hereof on behalf of or for the account of the Company.

3.2 The Parties hereby agree that FTMI shall have an option, exercisable at any time from the date hereof until the 10th day following the Adjudication Date, to substitute for itself in its rights and obligations under this General Agreement (including under the Company Agreement and the Articles of Association) any corporate body of which at least 90 % of the share capital and voting rights are held by FTMI (the "Substituted Entity"). The Parties shall not proceed with the registration of the Company or the execution of the Company Agreement pursuant to Clause 3.1 above until after the expiry of such option period or the exercise by FTMJ of its option, as the case may be.


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GENERAL AGREEMENT
                                                                              8.

      Following any exercise by FTMI of the above option:

      (a) the Substituted Entity shall undertake in writing to adhere to this General Agreement;

      (b) the Substituted Entity shall be substituted for FTMI in all its rights and obligations hereunder, with the sole exception of Clause 4;

      (c) ETMI shall cease to be a Party to this General Agreement (except for the purposes of Clause 4);

      (d) the Company Agreement shall be executed following the substitution of all references to FTMI therein and in the Articles of Association (other than in Clause 15 and Annex B of the Company Agreement) by references to the Substituted Entity; and

      (e) the Company shall be created with the Substituted Entity as one of the original shareholders and the Substituted Entity shall be deemed to be one of the original signatories of this General Agreement.

3.3 Should any Party default (the "Defaulting Party") in the timely performance of any of its obligations set forth under Clause 3.1 above, the other Party(ies) (the "Non Defaulting Party") shall be entitled, but shall not be obliged, if the Defaulting Party has not remedied such default within 7 days of a notice to do so, and without prejudice to any other remedy available at law, to take over and assume pro rata the Defaulting Party's Prospective Participation in the Company and/or part or all of the Defaulting Party's rights and obligations under this General Agreement. If one or more of the Non Defaulting Parties shall elect not to take over its pro rata share of the rights and obligations of the Defaulting Party, the other Non Defaulting Party(ies) may elect to take over such share of the rights and obligations of the Defaulting Party, pro rata their respective Prospective Participation in the Company.


CLAUSE 4  EXPENSES INCURRED PRIOR TO THE REGISTRATION OF THE COMPANY

4.1 The Parties acknowledge that each of (i) FTMI and (ii) Unimedia, Mediacom, Computerland and Radcom (jointly the "Romanian Promoters") have incurred and will incur until the Deadline expenses and costs in respect of the preparation of the GSM Offer. The budget (the "Preliminary Budget") for those expenses is attached hereto as Annex 3. Expenses or costs in addition to those listed in this Annex 3 shall be firstly approved by the Executive Committee.

      The Parties agree that, should the Licence be awarded to the Company and the Company be incorporated, such expenses and costs shall be reimbursed to FTMI and the Romanian Promoters by the Company on submission of appropriate invoices and supporting documents, provided they have been incurred in accordance with the Preliminary Budget or otherwise approved by the Executive Committee.


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GENERAL AGREEMENT
                                                                              9.

      Should the Licence not be awarded to the Company, each Party undertakes to reimburse expenses and costs incurred by FTMI and the Romanian Promoters, pro rata its Prospective Participation in the Company but on the basis that in this case the amount of reimbursable expenses and costs of FTMI shall be equal to a lump sum of US $300,000 and of the Romanian Promoters shall be equal to a lump sum being the equivalent in Lei of US $ 100,000.

4.2 The Parties agree that, from the Deadline until the Adjudication Date, expenses and costs may be incurred in respect of the promotion of the GSM Offer. The budget for any such expenses is limited to US $ 800,000 which shall be financed (i) for the first US $ 250,000 of expenses, through contributions made by FTMI (60 %) and the Romanian Promoters (40 %), and
      (ii) for expenses from US $ 250,000 to US $ 800,000, 100 % by FTMI.

      Such expenses shall be reimbursed to FTMJ and the Romanian Promoters by the Company, if the Licence is awarded to the Company, or by the Parties in proportion to their Prospective Participation in the Company, if the Licence is not awarded to the Company.

4.3 The Parties further agree that from the Adjudication Date until registration of the Company, expenses and costs may be incurred by the Consortium in relation to the negotiation of the Licence and the incorporation and registration of the Company. The estimated budget for such expenses and costs is set at US $ 2 million. These expenses and costs will be financed by FTMI (60 %) and the Romanian Promoters (40 %) and will be reimbursed to each of them by the Company upon its registration.

CLAUSE 5  FINANCING OF THE COMPANY'S ACTIVITIES

5.1 The Parties recognise that the capital requirements for the implementation of the Licence are those indicated in the Business Plan and agree that the amount of such capital requirements shall be financed through capital contributions of the Parties in the amounts specified in the Business Plan. For the avoidance of doubt, no shareholder shall be obliged to subscribe to any increase in the capital of the Company to the extent that such increase would result in the Company's capital exceeding the equivalent in Lei of US $ 160 million.

5.2 The initial amount of the capital of the Company shall be the equivalent in Lei of US $ 120 million. Thirty per cent (30 %) of this amount is to be contributed in cash by the Parties within 15 days of the Adjudication Date. The remainder shall be paid as shall be requested by the Board of Directors of the Company in accordance with the dates set out in the detailed Business Plan.

5.3 The Parties agree to increase the capital of the Company from US $ 120 million to US $ 155 million before 31st December, 1998 in order to meet the additional capital requirements of the Company.

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GENERAL AGREEMENT
                                                                             10.

       The Parties undertake to exercise their voting rights in the Company so that the capital of the Company be so increased and to subscribe to and pay for the new shares pro rata their respective participation in the Company.

5.4 All capital contributions from the Parties shall be in cash except as may be otherwise agreed by the General Meeting of shareholders.

5.5 Each Party hereby grants to the other Parties an irrevocable option (the "Purchase Option"), exercisable in the event of the occurrence of a "Triggering Event" (as defined below), to purchase not less than all of the shares in the Company held by it, directly or indirectly (the "Purchased Shares").

      Any of the other Parties (the "Remaining Parties") may upon the occurrence of a Triggering Event send notice (the "Exercise Notice") to the Party causing the Triggering Event, with copy to the Executive Manager, of such occurrence and of its intention to exercise the Purchase Option. Any of the Remaining Parties may exercise the Purchase Option through sending an Exercise Notice at any time within 60 days of the occurrence of the Triggering Event (after which time it is irrevocably forfeited).

      The Executive Manager shall then send to each Remaining Party a notice indicating the number of shares to which each Party shall be entitled if all the Remaining Parties exercise their rights under the Purchase Option. The procedure described in paragraphs (c) to (e) of Article 10.2 of the Articles of Association shall apply for the distribution of the Purchased Shares among the Remaining Parties but, for the avoidance of doubt, the price shall be as stated in the succeeding paragraph.

      The purchase price for the Purchased Shares shall be the amount paid up on the shares. The closing of the purchase shall occur within 60 days of the Exercise Notice (or the first Exercise Notice, if more than one Remaining Party has sent an Exercise Notice) and transfer and stamp duties shall be borne by the Remaining Parties purchasing the Purchased Shares.

      For the purposes of this Clause 5.5 a "Triggering Event" shall mean any default of a Party in the performance of any of its obligations as set forth under Clause 5.3 above which is not remedied within 60 days of a notice requesting him to do so, sent by any non defaulting Party.

CLAUSE 6  BOARD OF DIRECTORS

6.1 The Parties agree to exercise their votes in General Meetings in such manner that at all times:

      (a) during such time as Unimedia holds at least 10% of the Company's paid-up share capital, one member of the Company's Board of Directors shall be a candidate nominated by Unimedia;

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GENERAL AGREEMENT
                                                                             11.

      (b) during such time as Mediacom holds at least 20% of the Company's paid-up share capital, two members of the Company's Board of Directors shall be candidates nominated by Mediacom;

      (c) during such time as FTMI holds over 50% of the Company's paid-up share capital, four members of the Company's Board of Directors shall be candidates nominated by FTMI.

6.2 For the purposes of the future operation of this Clause 6, the Parties hereby agree that the members of the first Board of Directors to be appointed pursuant to Clause 11.2 of the Company Agreement were nominated as follows:

      Mr Dean Chisiu nominated by Unimedia;
      Messrs Nicolae Badea and Adrian Sarbu nominated by Mediacom; Mr Jean-Baptiste de BOISSIERE, Mrs Brigitte BOURGOIN, Mr Jean-Francois BEAUDOIN and Mrs Chantal CRAVE nominated by FTMI.

CLAUSE 7  SHARE TRANSFER

7.1 The Parties undertake and agree not to Transfer (as such term is defined in Article 10 of the Articles of Association) their shares in the Company except in accordance with the provisions of Article 10 of the said Articles of Association.

7.2 The Parties acknowledge that the draft Licence contains (and it is likely that the final Licence shall also contain) certain restrictions relating to the Transfer by the Parties of their shares in the Company.

      The Parties agree that, in addition to the restrictions contained in
      Article 10 of the Articles of Association,

      (a) any Transfer of shares in the Company shall be subject to the prior approval of the Ministry, to the extent required by the Licence; and

      (b) no Transfer of shares shall occur if, as a consequence of such Transfer, the Ministry shall be entitled to modify the terms and conditions of the Licence, except if (i) the extent of the modifications to the Licence has been agreed in advance with the Ministry and (ii) the Company is willing to accept such agreed modifications.

7.3   (a)   For the purposes of this Clause 7.3, "Right of Control" in respect of any Party to this General Agreement shall mean the holding in aggregate by the shareholders of such Party at the date hereof (as described in Annex 4 hereto) of over half of the capital of such Party together with the right to appoint over half the members of the board of directors of such Party.

            In the event that the shareholders as at the date hereof (as described in Annex 4 hereof) of any Party cease to hold together the Right of Control in respect of such Party, such Party shall be deemed to have sent a notice of intention to Transfer its shares in the Company under Article 10.2 of the Articles of Association and the other shareholders shall have the option to purchase the shares held by such Party


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GENERAL AGREEMENT
                                                                             12.

            in the Company pro rata in accordance with the procedure set out in
            Article 10.2. The Party in question shall notify, the Executive Manager and the Board of Directors of the Company of such event.

      (b) The provisions and procedure of Clause 7.3 (a) above shall also apply in the event of any dissolution, scission, merger, amalgamation or other similar event in respect of any Party to this General Agreement.

      (c) The provisions of Clause 7.3(a) and (b) shall be valid until the termination of the Licence, unless the Parties decide to amend such terms in accordance with Clause 18.

      (d) The provisions of this Clause 7 shall not be interpreted as restricting in any way the right of any Party to enter into any commercial contract with a third party, including in accordance with articles 2.5.1 and 2.5.6 of the Romanian Commercial Code, to the extent that any such contract does not come within any restriction contained in any other provision of this General Agreement.

7.4 Where the shares of the Company are transferred by a Party to this General Agreement to a third party who is not a signatory to this General Agreement, it shall be an express condition of such Transfer that such third party shall give an undertaking in writing to adhere to and be bound by the terms and conditions of this General Agreement.

      In addition, where shares in the Company are transferred to a signatory of this General Agreement, it shall be an express condition of such Transfer that the transferee gives an undertaking in writing to adhere to and be bound by any obligations of the transferring shareholder under this General Agreement which are in addition to those already assumed hereunder by the transferee as a signatory hereof.

      Any Transfer not complying with this requirement shall be null and void.

CLAUSE 8  CONDUCT OF BUSINESS

8.1 Each of the Parties agrees to exercise its respective rights hereunder and as a shareholder in the Company (insofar as it lawfully can) so as to ensure that:

      (i) the Company performs and complies with all its obligations under the Licence; and

      (ii) the Company conducts its business in accordance with sound and good business practice.

8.2 In the selection of its suppliers, the Company shall always give priority rights to each of the Parties with respect to the operations and services that each of them are able to provide; it being expressly agreed that:

      (i) no exclusivity rights shall be granted to any of the Parties, the Company remaining free to select any other supplier; and

      (ii) any services or operations to be provided by a Party to the Company shall be subject to standard commercial practice and on an arms-length basis.

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GENERAL AGREEMENT
                                                                             13.

8.3 Equipment supply for the Company shall be carried out strictly in accordance with arms-length principles and standard commercial bidding practices.

CLAUSE 9  EXCLUSIVITY

9.1 Each Party agrees that neither it nor any of its Affiliates (as defined in Article 10.3 of the Articles) shall be involved, directly or indirectly, either individually or through participation in or supporting of another company or any other third party:

      (i) in any discussion, negotiation or activities for the purposes of preparing and submitting an offer other than the GSM Offer, in relation to the bid issued by the Ministry; and

      (ii)  in any other cellular telecommunication activity in Romania.

9.2 This exclusivity provision shall be binding upon each Party throughout the term of this General Agreement and until whichever shall be the later of
      (i) the date on which the Licence is awarded to any other bidder than the Company, or (ii) the expiry of a 6 month period following the Deadline, if the Licence is not awarded, or (iii) the expiry of a one-year period following the date on which that Party transferred all of its shares in the Company, if the Licence has been awarded to the Company.

9.3 However, for the avoidance of doubt, the provisions of Clauses 9.1 and 9.3 shall not be interpreted as restricting in any way the freedom of Alcatel Romania to supply cellular telecommunications equipment to any other company in Romania or for use in Romania, provided that this does not adversely affect the ability of Alcatel Romania to perform any equipment supply or service contract which it may concluded with the Company pursuant to Clause 8 above.

CLAUSE 10  CONFIDENTIALITY

10.1 All communications between the Parties, the Company and/or any of them and all information and other materials supplied to or received by any of them from the others which is either marked "confidential" or is by its nature intended to be for the knowledge of the recipient(s) alone, and all information concerning the business transactions and the financial arrangements of the Parties or the Company with any person with whom any of them is in a confidential relationship with regard to the matter in question coming to the knowledge of the recipient shall be kept confidential by the recipient unless or until the recipient party can reasonably demonstrate that any such communication, information and material is, or part of it is, in the public domain through no fault of its own, whereupon to the extent that it is in the public domain or is required to be disclosed by law or in pursuance of employment duties, this obligation shall cease.

10.2 The Parties shall use reasonable endeavours to procure the observance of the above-mentioned restrictions by the Company and shall take reasonable steps to minimise the risk of disclosure of confidential information, by ensuring that only they themselves

GENERAL AGREEMENT
                                                                             14.

      and such of their employees and directors whose duties will require them to possess any of such information shall have access thereto, and will be instructed to treat the same as confidential. Each Party shall be responsible for any breach of the confidentiality of such information by any of its employees or directors.

10.3 The obligation contained in this Clause 10 shall survive, notwithstanding the termination of this General Agreement, without limit in time except and until such confidential information enters the public domain as set out above.

CLAUSE 11  EFFECTIVE DATE - DURATION

11.1 This General Agreement shall be effective as of the date of its signature by the Parties and, except as otherwise provided in Clause 11.3 below, shall remain in force and effect, in respect of each Party, until creation of the Company and thereafter so long as that Party holds shares in the Company.

11.2 The expiry of this General Agreement for any reason shall neither release any Party from any liability, obligation or agreement which, pursuant to any provisions of this General Agreement, is to survive or be performed after such termination nor shall it release any Party from its liability to pay any sums of money accrued, due and payable to the other or to discharge its then accrued and unfulfilled obligations.

11.3 Notwithstanding Clause 11.1, this General Agreement shall terminate for the following reasons:

      (a) the official notification that the Company is not selected as the winning bidder;

      (b) the License is not granted for whatever reason within six months of the Deadline;

      (c) the General Meeting of shareholders resolving to dissolve the Company;

      (d)   the insolvency or bankruptcy of the Company; and

      (e) the decrease of the share capital of the Company under the minimum required by the Romanian law unless the Parties decide to increase the share capital.

11.4 The termination of this General Agreement, for any reason, shall not be deemed a waiver or release of, or otherwise prejudice or affect, any rights, remedies or claims, whether for damages or otherwise, which any Party may then possess under this General Agreement or which arise as a result of such termination, all of which rights, remedies and claims shall survive such termination.

CLAUSE 12  ASSIGNMENT

This General Agreement and the rights and obligations hereunder are personal to the Parties hereto, and shall not be assigned by any of the Parties hereto, voluntarily or by operation of law, to any third party, without the express prior written consent of the other Parties, such consent not to be unreasonably withheld. Such assignments shall be on the basis that the assignee executes an undertaking that it will be bound by the terms and conditions of this General Agreement. The provisions of this Clause 12 are without prejudice to Clause 3.2.

GENERAL AGREEMENT
                                                                             15.

CLAUSE 13  REPRESENTATION AND WARRANTIES

Each Party represents and warrants to the others as follows:

      (a) it is duly organised and validly existing as a separate legal entity under the laws of its country of incorporation, and has full legal right, power and authority to enter into this General Agreement and to perform all its obligations hereunder;

      (b) this General Agreement has been duly authorised by all necessary corporate or administrative action, has been executed by its duly authorised representatives and constitutes a legal valid and binding obligation of that Party enforceable in accordance with its terms;

      (c) the execution, delivery and performance of this General Agreement do not violate any provisions of its organisation or foundation documents, or any contract or agreement to which it is a party or by which it or any of its assets is bound, or the laws of its country of residence; and

      (d) with the exception of FTMI for which certain authorisations or approvals are required under Romanian law, no approval, consent or licence are required to be obtained by that Party in Romania, in order to enable it to enter into this General Agreement and to perform its obligations hereunder.

CLAUSE 14  GOVERNING LAW

The validity, construction and performance of this General Agreement shall be governed by and interpreted in accordance with the Swiss Code of Obligations, to the extent permitted by Romanian law. Romanian law shall apply to the status of the Company.

This General Agreement is signed in the English language.


CLAUSE 15  ARBITRATION

All disputes arising out of or in connection with this General Agreement which cannot be settled amicably between the Parties shall be finally settled under the rules of conciliation and arbitration of the International Chamber of Commerce, Paris, by one or more arbitrators appointed in accordance with the said rules, such arbitration shall be held in Geneva, Switzerland, and is subject to the Swiss Code of Obligations as provided for in Clause 13 above to the extent the status of the Company is not concerned. In such a case, Romanian law shall apply. All proceedings shall be in the English language.

GENERAL AGREEMENT
                                                                             16.

CLAUSE 16  NOTICES

Except as otherwise provided in this General Agreement, all notices required or permitted to be given pursuant or in reference to this General Agreement shall be in writing and shall be valid and sufficient if sent by registered airmail or facsimile (confirmed by mail), addressed as follows:


To FRANCE TELECOM MOBILES
INTERNATIONAL:                     FRANCE TELECOM MOBILES INTERNATIONAL
                                   41/45, boulevard Romain Rolland
                                   75672 Paris Cedex 14 - France
                                   Attn. President JB de Boissiere

To TOMEN TELECOM PROJECT:          TOMEN TELECOM PROJECT
                                   "Diplomat Hotel"
                                   Ap. 114, Str. Sevastopol 13-17, sector 1
                                   Bucharest, Romania
                                   Attn. President

To ALCATEL NETWORK
SYSTEMS ROMANIA:                   ALCATEL NETWORK SYSTEMS ROMANIA
                                   St. Gh. Lazar 9,
                                   1900 Timisoara,
                                   Attn. Mr Dan Bedros

To MBL Computers SRL:              MBL COMPUTERS SRL
                                   5 Unirii Avenue, Sector 5,
                                   Bucharest, Romania
                                   Attn. President

To RADCOM:                         RADCOM
                                   strada Gara Herastrau 2-4
                                   etaj 2
                                   Sector 2
                                   Bucharest, Romania
                                   Attn. General Manager

To MEDIACOM 95:                    MEDIACOM 95
                                   155 Calea Victoriei, bloc D1, sector 1
                                   Bucharest, Romania
                                   Attn. General Manager

GENERAL AGREEMENT
                                                                             17.
To UNIMEDIA:                       UNIMEDIA SRL
                                   155, Calea Victoriei,
                                   Sector 1,
                                   Bucharest, Romania
                                   Attn. President

Any Party hereto may change its address by a notice given to the other Parties hereto, in the manner set forth above. Notices given as herein provided shall be considered to have been given seven (7) days after the mailing thereof.

CLAUSE 17  ENTIRE AGREEMENT

This General Agreement, together with the Annexes hereto, constitute the entire agreement of the Parties with respect to the subject matter contained herein and supersedes all prior negotiations and understandings between them, whether written or oral, and no amendment to this General Agreement will be effective, unless it is in writing and executed by the Parties.

CLAUSE 18  MODIFICATIONS OF THIS GENERAL AGREEMENT

No amendment or change hereof or addition hereto shall be effective or binding on any Party, unless set forth in writing and executed by the respective duly authorised representative of each of the Parties hereto.

CLAUSE 19  WAIVER

The failure with or without intent of any Party to insist upon the performance by any other Party of any term or provision of this General Agreement in strict conformity with the literal requirements hereof shall not be treated or deemed to constitute a modification of any term or provision hereof, nor shall such failure or election be deemed to constitute a waiver of the right of such Party at any time whatsoever thereafter to insist upon performance by the other, strictly in accordance with any term or provision hereof. All terms, conditions and obligations under this General Agreement shall remain in full force and effect at all times during the term of this General Agreement, except otherwise changed or modified by any mutual written agreement of the Parties hereto.

CLAUSE 20  SEVERABILITY

Should any provision of this General Agreement be declared invalid or unenforceable by any court of competent jurisdiction or any other entity empowered to do so, the remainder of this General Agreement shall be valid and enforceable to the fullest extent permitted by applicable law.

GENERAL AGREEMENT
                                                                             18.

IN WITNESS WHEREOF, the Parties have executed this General Agreement by their duly authorised representatives the day and year first above written.

                                               Executed in Bucharest
                                               On 26 September 1996
                                               In  10 copies
                                                  ---

FRANCE TELECOM MOBILES INTERNATIONAL:

Signature: /s/ Chantal Crave
          --------------------------------
Name:     Chantal Crave
Title:    Vice President Business Development


TOMEN TELECOM PROJECT ROMANIA) CO SRL:

Signature: /s/ Shinichiro Hisathomi
          --------------------------------
Name:     Shinichiro Hisathomi
Title:    General Manager


ALCATEL NETWORK SYSTEMS ROMANIA SA:

Signature: /s/ Dan Bedros
          --------------------------------
Name:     Dan Bedros
Title:    President General Manager


MBL COMPUTERS SRL (trading as Computerland):

Signature: /s/ Nicolae Badea
          --------------------------------
Name:     Nicolae Badea
Title:    President


RADCOM SRL:

Signature: /s/ Gabriel Eugen Dogaru
          --------------------------------
Name:     Gabriel Eugen Dogaru
Title:    General Manager

GENERAL AGREEMENT
                                                                             19.

MEDIACOM 95 SRL:

Signature: /s/ Liviu Gheorghe
          --------------------------------
Name:     Liviu Gheorghe
Title:    General Manager


UNIMEDIA:

Signature: /s/ Dean Chisiu
          --------------------------------
Name:     Dean Chisiu
Title:    Administrator

GENERAL AGREEMENT
                                                                             20.

                                     ANNEX 1

                            FORM OF COMPANY AGREEMENT

                 (WITH FORM OF ARTICLES OF ASSOCIATION ANNEXED)

GENERAL AGREEMENT
                                                                             21.

                                     ANNEX 2

                                  BUSINESS PLAN

N.B: The Business Plan forming this Annex has been signed and initialled by the Parties to show their agreement and is contained in a separate document.

GENERAL AGREEMENT
                                                                             22.

                                     ANNEX 3

                               PRELIMINARY BUDGET

GENERAL AGREEMENT
                                                                             23.

                                     ANNEX 4

                      SHAREHOLDING STRUCTURE OF THE PARTIES

1.    FRANCE TELECOM MOBILES INTERNATIONAL

      - 90.29 % COGECOM
      - 9.71 % Telediffusion de France

2.    ALCATEL NETWORK SYSTEMS ROMANIA

      - 51% Alcatel CIT (France)
      - 31.6% Datatim SA (Romania)
      - 9.7% IFC (World Bank, USA)

      - 6% Rom Telecom (Romania)
      - 0.85% PGI (Romania)
      - 0.85% IIRUC (Romania)

3.    TOMEN TELECOM PROJECT (ROMANIA) CoSRL

      - 100 % Tomen Corporation (Japan)

4.    UNIMEDIA SRL

      - 95 % Central European Media Enterprises B.V.
      - 5% Mr Adrian SARBU

5.    MBL COMPUTERS SRL (trading as Computerland)

      - 50 % MBL International

      - 16 % Nicolae Badea

      - 34 % Black Sea Corporation

6. RADCOM

      - 43% MBL International
      - 29 % Black Sea Corporation
      - 14 % Nicolae Badea
      - 14 % Gabriel Eugen Dogaru

GENERAL AGREEMENT
                                                                             24.
7. MEDIACOM SRL

      - 95% Mr Adrian SARBU.
      - 5% Liviu Gheorghe